                                                                   EXHIBIT 28.1


                             CIMETRIX INCORPORATED
               $10,000,000 SENIOR NOTES AND COMMON STOCK WARRANTS
                         FORM OF SUBSCRIPTION AGREEMENT
          (TO BE USED IN STATES WHERE STATE REGISTRATION IS EFFECTIVE)

Cimetrix Incorporated
100 North Tampa Street
Suite 3550
Tampa, Florida 33602

Gentlemen:

         You have informed the undersigned ("Investor") that Cimetrix Incorporated (the "Corporation") is a Nevada corporation engaged in the business of developing, marketing, and selling software for controlling industrial robots, machine tools, and similar manufacturing equipment, and that $10,000,000 of the Corporation's 10% Senior Notes, due September 30, 2002, (the "Notes") and 2,500,000 detachable warrants to purchase the Corporation's common stock (the "Warrants") are available for purchase. The undersigned acknowledges that the minimum purchase price of the Notes is $5,000.00, that Notes may be purchased in additional increments of $1,000.00, and that purchasers of the Notes will receive for no additional consideration a warrant to purchase 250 shares of the Corporation's common stock for each $1,000 principal amount of Notes purchased. The undersigned acknowledges that he has received and fully read a copy of the Corporation's Prospectus, dated August ___, 1997 (the "Prospectus").

         1. General. This Subscription Agreement sets forth the terms under which the Investor will invest in Notes and Warrants of the Corporation. Investor hereby subscribes for and agrees to purchase $________________ in principal amount of Notes, together with Warrants to purchase 250 shares of the Corporation's common stock for each $1,000.00 in principal amount of Notes purchased. Execution of this Subscription Agreement shall constitute an offer by the Investor to subscribe to Notes and Warrants on the terms and conditions herein specified. Investor understands that this Subscription may be rejected by the Corporation in whole or in part. If this Subscription is accepted, the Corporation will execute a counterpart hereof and return it to the Investor. Investor has received and signed a copy of the Indenture provided to Investor and the signature page of the Indenture is attached hereto.

         2. Revocation. Investor understands that it may not cancel, revoke, or terminate this Subscription Agreement, and this Subscription Agreement shall survive Investor's death, disability, or bankruptcy.

         3. Governing Law. This Subscription Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, excluding those provisions relating to the conflict of laws of different jurisdictions it the effect of the application of the laws of a jurisdiction other than Nevada.

         4. Headings. The section headings contained herein are solely for convenience of reference, are not a part hereof, and shall not affect the meaning or interpretation of any terms hereof.

         5. Binding Effect; Assignment. This Subscription Agreement shall bind and inure to the benefit of the parties hereto and their heirs, legal representatives, successors, and permitted assignees, but this Subscription Agreement shall not be assignable by either party without the prior written consent of the other party.

         6. Entire Agreement; Amendment. This Subscription Agreement contains the entire understanding of the parties with respect to matters contained herein; supersedes all prior negotiations, letters, and understandings relating to the subject matter hereof; and cannot be amended, supplemented, or modified, except by a written instrument signed by the party against whom enforcement of any amendment, supplement, or modification is sought.

         7. Invalid Provision. The invalidity or unenforceability of any provision of this Subscription Agreement shall not affect the validity or enforceability of the remainder.

         8. Failure to Enforce Not Waiver. No waiver of any breach of any provision of this Subscription Agreement shall be deemed a waiver of any subsequent breach, whether similar or dissimilar to that waived.

         9. Construction. As used herein, the masculine gender shall be deemed to include the feminine and the neuter, and the singular number shall be deemed to include the plural, and vice-versa.

         10. Title. Investor desires to take title to the Notes and Warrants as follows (print name exactly as you wish the title to read and add any necessary information, e.g., "X and Y as Joint Tenants" or "Z, as trustee of the ABC Trust"):

                   _________________________________________
                   _________________________________________

         11. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein, Investor does not thereby or in any other manner waive any rights granted under federal or state securities laws.

         12. Miscellaneous. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at the addresses set forth in this Agreement. Each party may change its address by notice given in accordance with this paragraph.

         WHEREFORE, subject to acceptance by the Corporation, the undersigned has completed this Subscription Agreement to evidence his subscription to Notes and Warrants.

DATED:__________________________       ________________________________________
                                       Signature of Investor

                                       ________________________________________

                                       ________________________________________

                                       ________________________________________
                                       Name and Address of Investor

                                       ________________________________________
                                       Social Security or Tax ID Number

                                       ________________________________________
                                       Principal Amount of Notes Subscribed


                                       ACCEPTED AT TAMPA, FLORIDA:
                                       CIMETRIX INCORPORATED


Date:______________________________    By:_____________________________________



STATE OF ________________________________
COUNTY OF _______________________________

         BEFORE ME, the undersigned authority, personally appeared ____________ _______________________, who on oath, acknowledged that s/he executed said Subscription Agreement for the purposes stated therein, and acknowledged the truth of all matters therein contained.


                                       ________________________________________
                                       Notary Public, State of ________________
                                       Name (Print):

My Commission Expires:

                             CIMETRIX INCORPORATED
               $10,000,000 SENIOR NOTES AND COMMON STOCK WARRANTS
                         FORM OF SUBSCRIPTION AGREEMENT
        (TO BE USED IN STATES WHERE NO STATE REGISTRATION IS EFFECTIVE)

Cimetrix Incorporated
100 North Tampa Street
Suite 3550
Tampa, Florida 33602

Gentlemen:

         You have informed the undersigned ("Investor") that Cimetrix Incorporated (the "Corporation") is a Nevada corporation engaged in the business of developing, marketing, and selling software for controlling industrial robots, machine tools, and similar manufacturing equipment, and that $10,000,000 of the Corporation's 10% Senior Notes, due September 30, 2002, (the "Notes") and 2,500,000 detachable warrants to purchase the Corporation's common stock (the "Warrants") are available for purchase. The undersigned acknowledges that the minimum purchase price of the Notes is $5,000.00, that Notes may be purchased in additional increments of $1,000.00, and that purchasers of the Notes will receive for no additional consideration a warrant to purchase 250 shares of the Corporation's common stock for each $1,000 principal amount of Notes purchased. The undersigned acknowledges that he has received and fully read a copy of the Corporation's Prospectus, dated August ___, 1997 (the "Prospectus").

         1. General. This Subscription Agreement sets forth the terms under which the Investor will invest in Notes and Warrants of the Corporation. Investor hereby subscribes for and agrees to purchase $________________ in principal amount of Notes, together with Warrants to purchase 250 shares of the Corporation's common stock for each $1,000.00 in principal amount of Notes purchased. Execution of this Subscription Agreement shall constitute an offer by the Investor to subscribe to Notes and Warrants on the terms and conditions herein specified. Investor understands that this Subscription may be rejected by the Corporation in whole or in part. If this Subscription is accepted, the Corporation will execute a counterpart hereof and return it to the Investor. Investor has received and signed a copy of the Indenture provided to Investor and the signature page of the Indenture is attached hereto.

         2. Representations and Warranties. The Investor hereby represents, warrants, and covenants to Corporation that, unless crossed out and initialed, each of the following statements is true and correct:

                 (a) The Investor (1)(i) is an Accredited Investor, as that term is defined in Rule 501(a) of the Securities and Exchange Commission;
(ii) has a net worth of at least $1,000,000 and has and expects to continue to have annual gross income of at least $200,000; and (2)(i) can bear the economic risk of losing its entire investment in the Notes; (ii) has, either alone or together with its Purchaser Representative (as herein defined), if any, such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Notes;

(iii) am acquiring the Notes and Warrants for its own account, for investment purposes only, and not with a view toward the resale or distribution thereof; and (iv) has adequate means of providing for its present needs and has no need for liquidity in its investment in the Notes and Warrants.

                 (b) The person or persons named in the Investor's Confidential Purchaser Questionnaire, if any, has or have acted as the Investor's Purchaser Representative (as defined in Rule 501(h) of the Securities and Exchange Commission) and (i) in evaluating its investment in the Notes, the Investor has been advised by its Purchaser Representative as to the merits and risks of the investment in general and as to the suitability of the investment for the Investor, in particular; and (ii) the Purchaser Representative has confirmed to Investor in writing (a copy of which instrument shall be attached to this Subscription Agreement) any past, present, or future material relationship, actual or contemplated, between the Purchaser Representative or its affiliates, and the Corporation or an affiliate of the Corporation (including, but not limited to, the receipt by the Purchaser Representative of any selling commissions in connection with the purchase of the Notes subscribed for herein); and if no Purchaser Representative is named in the Investor's Confidential Purchaser Questionnaire, no person has acted as Investor's Purchaser Representative in connection with this Subscription.

                 (c) Investor understands that, as set forth in the Prospectus, there is a high degree of risk associated with an investment in the Notes; and Investor confirms that it has been informed that all documents, records, and books pertaining to this investment have been made available for inspection by Investor and its Purchaser Representative, if any.

                 (d) Investor or its Purchaser Representative, if any, has had opportunities to ask questions of, and receive answers from the Corporation or a person or persons acting on its behalf, including its directors, concerning (i) the terms and conditions of this Subscription Agreement, the transactions contemplated hereby, and the business affairs of the Corporation and related matters; (ii) any arrangement or proposed arrangements between the Corporation and any of its security holders that are not identical with respect to all of its security holders; and (iii) the matters set forth in the Prospectus or referred to therein.

                 (e) Investor, together with its Purchaser Representative, if any, has had an opportunity to obtain additional information necessary to verify the accuracy of the information referred to in subparagraph (d) hereof.

                 (f) Investor has received, completed, and returned to the Corporation a questionnaire (the "Confidential Purchaser Questionnaire") relating to its general ability to bear the risks of an investment in the Shares and its suitability as an investor in the Notes and Warrants, and Investor hereby affirms the correctness of its answers to the Confidential Purchaser Questionnaire.

                 (g) Investor is acquiring the Notes and Warrants for its own account, for investment purposes only, and not with a view to or for resale, distribution, or fractionalization. Investor has no present intention to offer for sale, sell, or otherwise transfer any Notes or Warrants subscribed by Investor, and Investor agrees not to sell any Notes or Warrants, except in compliance with all applicable securities laws.

                 (h) Investor understands and acknowledges being advised that the Notes and warrants have not been and will not be registered under applicable state securities laws, and that the Notes and Warrants will be issued pursuant to an exemption from registration, which exemption is based in part on the warranties, representations, and covenants made herein.

                 (i) Investor understands and acknowledges being advised that the Notes and Warrants may not be offered for sale, sold, or transferred unless they are subsequently registered under applicable state securities laws, or unless an exemption from registration is available under those laws.

                 (j) Investor acknowledges the placement on all instruments representing the Notes and Warrants the legend stating that the Notes and Warrants have not been registered under applicable state securities laws and the Notes and Warrants may not be sold or otherwise transferred unless registered under all applicable laws or pursuant to an exemption from registration.

                 (l) Investor is aware that (i) the Corporation will be managed by the directors, and the holders of Notes and Warrants will have no control or management rights with respect thereto; (ii) the Notes and Warrants are a speculative investment; (iii) the Corporation is not required to register the Notes and Warrants under any applicable securities laws; and (iv) there may not be any market for the Notes and Warrants and Investor may have to hold the Notes until their maturity.

                 (m) Neither the Corporation nor anyone acting on its behalf has guaranteed or represented that I will realize a minimum return on my investment, and I understand that I may lose my entire investment in the Notes and Warrants.

         3. Indemnification. Investor agrees to indemnify and hold harmless the Corporation, its officers, directors, and agents, its and their affiliates, and employees of all of the foregoing from and against all losses, damage, liability, or expense, including attorneys' fees and costs that they may incur by reason of or in connection with any misrepresentation by the Investor or any breach of its warranties or covenants under this Subscription Agreement.

         4. Revocation. Investor understands that it may not cancel, revoke, or terminate this Subscription Agreement, and this Subscription Agreement shall survive Investor's death, disability, or bankruptcy.

         5. Governing Law. This Subscription Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, excluding those provisions relating to the conflict of laws of different jurisdictions it the effect of the application of the laws of a jurisdiction other than Nevada.

         6. Headings. The section headings contained herein are solely for convenience of reference, are not a part hereof, and shall not affect the meaning or interpretation of any terms hereof.

         7. Binding Effect; Assignment. This Subscription Agreement shall bind and inure to the benefit of the parties hereto and their heirs, legal representatives, successors, and permitted assignees, but this Subscription Agreement shall not be assignable by either party without the prior written consent of the other party.

         8. Entire Agreement; Amendment. This Subscription Agreement contains the entire understanding of the parties with respect to matters contained herein; supersedes all prior negotiations, letters, and understandings relating to the subject matter hereof; and cannot be amended, supplemented, or modified, except by a written instrument signed by the party against whom enforcement of any amendment, supplement, or modification is sought.

         9. Invalid Provision. The invalidity or unenforceability of any provision of this Subscription Agreement shall not affect the validity or enforceability of the remainder.

         10. Failure to Enforce Not Waiver. No waiver of any breach of any provision of this Subscription Agreement shall be deemed a waiver of any subsequent breach, whether similar or dissimilar to that waived.

         11. Construction. As used herein, the masculine gender shall be deemed to include the feminine and the neuter, and the singular number shall be deemed to include the plural, and vice-versa.

         12. Title. Investor desires to take title to the Notes and Warrants as follows (print name exactly as you wish the title to read and add any necessary information, e.g., "X and Y as Joint Tenants" or "Z, as trustee of the ABC Trust"):

                   _________________________________________
                   _________________________________________

         13. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein, Investor does not thereby or in any other manner waive any rights granted under federal or state securities laws.

         14. Transferability. Investor agrees not to transfer or assign this Agreement, or any of my interest herein, and further agree that the assignment and transferability of the Notes and Warrants acquired pursuant hereto shall be made only in accordance with applicable law.

         15. Miscellaneous. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at the addresses set forth in this Agreement. Each party may change its address by notice given in accordance with this paragraph.

         THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER APPLICABLE STATE LAW. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SUBSCRIPTION AGREEMENT, MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR

SOLD WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER ANY APPLICABLE STATE LAW.

         WHEREFORE, subject to acceptance by the Corporation, the undersigned has completed this Subscription Agreement to evidence his subscription to Notes and Warrants.

DATED:__________________________       ________________________________________
                                       Signature of Investor

                                       ________________________________________

                                       ________________________________________

                                       ________________________________________
                                       Name and Address of Investor

                                       ________________________________________
                                       Social Security or Tax ID Number

                                       ________________________________________
                                       Principal Amount of Notes Subscribed


                                       ACCEPTED AT TAMPA, FLORIDA:
                                       CIMETRIX INCORPORATED


Date:______________________________    By:_____________________________________



STATE OF ________________________________
COUNTY OF _______________________________

         BEFORE ME, the undersigned authority, personally appeared ____________ _______________________, who on oath, acknowledged that s/he executed said Subscription Agreement for the purposes stated therein, and acknowledged the truth of all matters therein contained.


                                       ________________________________________
                                       Notary Public, State of ________________
                                       Name (Print):

My Commission Expires: